As filed with the Securities and Exchange Commission on March 7, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alteryx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0673106
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Alteryx, Inc.

3345 Michelson Drive, Suite 400

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

2017 Equity Incentive Plan

2017 Employee Stock Purchase Plan

(Full title of the plans)

Dean A. Stoecker

Chairman of the Board of Directors and Chief Executive Officer

Alteryx, Inc.

3345 Michelson Drive, Suite 400

Irvine, California 92612

(888) 836-4274

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Gordon K. Davidson, Esq. Michael A Brown, Esq. William L. Hughes, Esq. Ran D. Ben-Tzur, Esq. Fenwick & West LLP 555 California Street, 12th Floor San Francisco, California 94104 (415) 875-2300	Christopher M. Lal, Esq. Senior Vice President, General Counsel, and Corporate Secretary Alteryx, Inc. 3345 Michelson Drive, Suite 400 Irvine, California 92612 (888) 836-4274

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $0.0001 par value per share
- Reserved for future issuance under the 2017 Equity Incentive Plan	2,981,727(2)	$33.87(3)	$100,991,094(3)	$12,574
- Reserved for future issuance under the 2017 Employee Stock Purchase Plan	596,345(4)	28.78(5)	17,162,810(5)	2,137
TOTAL	3,578,072		$118,153,904	$14,711

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Class A common stock.
(2)	Represents additional shares of Registrant’s Class A common stock reserved for issuance under the 2017 Equity Incentive Plan (“2017 Plan”) resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the 2017 Plan.
(3)	Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s Class A common stock as reported on the New York Stock Exchange (“NYSE”) on February 28, 2018.
(4)	Represents additional shares of the Registrant’s Class A common stock reserved for issuance under the 2017 Employee Stock Purchase Plan (“Purchase Plan”) resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the Purchase Plan.
(5)	Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s Class A common stock as reported on NYSE on February 28, 2018. Under the Purchase Plan, the purchase price of a share of Class A common stock is equal to 85% of the fair market value of the Registrant’s Class A common stock on the offering date or the purchase date, whichever is less.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Alteryx, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 2,981,727 additional shares of Class A common stock under the Registrant’s 2017 Equity Incentive Plan and 596,345 additional shares of Class A common stock under the Registrant’s 2017 Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic annual increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statement on Form S-8 filed with the Commission on March 24, 2017 (Registration No. 333-216931). In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 7, 2018;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)	the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-38034) filed with the Commission on March 16, 2017 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8.	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant.	10-Q	001-38034	3.1	5/11/2017

4.2	Restated Bylaws of the Registrant.	10-Q	001-38034	3.2	5/11/2017

4.3	Form of Class A Common Stock Certificate of the Registrant.	S-1/A	333-216237	4.1	3/13/2017

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	2017 Equity Incentive Plan and forms of award agreements.	S-1	333-216237	10.3	2/24/2017

99.2	2017 Employee Stock Purchase Plan and form of subscription agreement.	S-1	333-216237	10.4	2/24/2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 7th day of March, 2018.

ALTERYX, INC.

By:	/s/ Dean A. Stoecker
Dean A. Stoecker
Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dean A. Stoecker and Kevin Rubin, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dean A. Stoecker Dean A. Stoecker	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	March 7, 2018

/s/ Kevin Rubin Kevin Rubin	Chief Financial Officer (Principal Financial and Accounting Officer)	March 7, 2018

/s/ Kimberly E. Alexy Kimberly E. Alexy	Director	March 7, 2018

/s/ John Bellizzi John Bellizzi	Director	March 7, 2018

/s/ Charles R. Cory Charles R. Cory	Director	March 7, 2018

/s/ Jayendra Das Jayendra Das	Director	March 7, 2018

Signature	Title	Date

/s/ Jeffrey L. Horing Jeffrey L. Horing	Director	March 7, 2018

/s/ Timothy I. Maudlin Timothy I. Maudlin	Director	March 7, 2018

/s/ Eileen M. Schloss Eileen M. Schloss	Director	March 7, 2018